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              ALLIANCE MUNICIPAL INCOME FUND, INC.

                     ARTICLES SUPPLEMENTARY


         ALLIANCE MUNICIPAL INCOME FUND, INC., a Maryland corporation having its principal office in the City of Baltimore
(hereinafter called the "Corporation"), certifies that:

         FIRST: The Corporation's Board of Directors has reclassified that number of unissued shares of the Common Stock, par value $.001 per share, of each of the Corporation's portfolios (individually, a "Portfolio" and collectively, the "Portfolios") set forth opposite the Portfolio's name below as Class B Common Stock of that Portfolio, par value $.001 per share ("Class B Common Stock"), by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption thereof as hereinafter set forth:

                               Number of Unissued Shares
                               of Common Stock Reclassified
Name of Portfolio              as Class B Common Stock

New York Portfolio                      50,000,000
California Portfolio                    50,000,000
Insured California Portfolio            50,000,000
National Portfolio                     100,000,000
Insured National Portfolio             100,000,000

         SECOND: The shares of the Class B Common Stock of each Portfolio as so reclassified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article FIFTH, Section 3, of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to stock of the Corporation generally, and those set forth as follows:

              (1)  The assets belonging to the Class B
         Common Stock of a Portfolio shall be invested in the same investment portfolio of the Corporation as the assets belonging to the Common Stock of that Portfolio.

              (2)  The dividends and distributions of
         investment income and capital gains with respect to the Class B Common Stock of a Portfolio shall be in



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         such amount as may be declared from time to time by
         the Board of Directors, and such dividends and distributions may vary from dividends and distributions of investment income and capital gains with respect to the Common Stock of that Portfolio to reflect differing allocations of the expenses of the Corporation between the holders of the two classes and any resultant differences between the net asset value per share of the two classes of that Portfolio, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Corporation between the Common Stock of a Portfolio and the Class B Common Stock of that Portfolio shall be determined by the Board of Directors in a manner that is consistent with the order dated January 8, 1990 (Investment Company Act of 1940 Release No. 17295) issued by the Securities and Exchange Commission in connection with the application for exemption filed by Alliance Capital Management L.P., et al., and any existing or future amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supersedes such order.

              (3) The proceeds of the redemption of a share of Class B Common Stock (including a fractional share) shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of issuance of such share.

              (4)  Except as may otherwise be required by
         law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class B Common Stock of a Portfolio shall have
         (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Class B Common Stock of that Portfolio, including without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the Class B Common Stock of that Portfolio and (ii) no voting rights with respect to provisions of any Plan applicable to the Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect



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         holders of the Class B Common Stock of that
         Portfolio.

              (5)(a) Each share of the Class B Common Stock of a Portfolio, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock of that Portfolio, shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Common Stock of that Portfolio on the Conversion Date. The term "Conversion Date" when used herein shall mean either (i) the date that is the first Corporation business day in the month following the month in which the sixth anniversary date of the date of issuance of the share falls, or (ii) any such other date as may be determined by the Board of Directors and set forth in the relevant prospectus of the Corporation, as such prospectus may be amended from time to time, provided that any such date determined by the Board of Directors shall be a date that will occur prior to the date set forth in clause (i) and any other date theretofore determined by the Board of Directors pursuant to this clause (ii).

              (b)  Each share of Class B Common Stock of a
         Portfolio purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock of a Portfolio shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Common Stock of that Portfolio. The number of shares in the holder's sub-account so converted shall bear the same relation to the total number of shares maintained in the sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (5)(a) hereof bears to to the total number of shares of the Class B Common Stock of that Portfolio held by the holder on the Conversion Date (immediately prior to conversion) not purchased through the automatic reinvestment of dividends or


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         distributions with respect to the Class B Common
         Stock of that Portfolio.

              (c) The number of shares of the Common Stock of a Portfolio into which a share of the Class B
         Common Stock of that Portfolio is converted pursuant to paragraphs (5)(a) and (5)(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock of that Portfolio for purposes of sales and redemptions thereof on the Conversion Date by the net asset value per share of the Common Stock of that Portfolio for purposes of sales and redemptions thereof on the Conversion Date.

              (d) On the Conversion Date, the shares of the Class B Common Stock of a Portfolio converted into shares of the Common Stock of that Portfolio will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of Common Stock of that Portfolio into which the shares of Class B Common Stock of that Portfolio have been converted and declared but unpaid dividends to the Conversion Date) will cease. Certificates representing shares of the Common Stock of that Portfolio resulting from the conversion need not be issued until certificates representing shares of the Class B Common Stock of that Portfolio converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

         THIRD: The shares aforesaid have been duly reclassified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

         IN WITNESS WHEREOF, Alliance Municipal Income Fund, Inc. has caused these Articles Supplementary to be executed by its President and attested by its Secretary and its
corporate seal to be affixed on this      day of December,
1992. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that to the best of his knowledge, information and






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belief the matters and facts relating to approval hereof are true in all material respects.



                             ALLIANCE MUNICIPAL INCOME FUND, INC.


[CORPORATE SEAL]             By:  /s/ David H. Dievler
                                     President


Attested:  /s/ Edmund P. Bergan, Jr.
                Secretary







































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